Exhibit 8.2

[Sullivan & Cromwell LLP Letterhead]

April 17, 2018

TOTAL S.A.,

    2, place Jean Millier,

La Défense 6,

92400 Courbevoie,

France,

Total Capital,

    2, place Jean Millier,

La Défense 6,

92400 Courbevoie,

France,

Total Capital Canada Ltd.,

    2900, 240 — 4th Avenue S.W.,

Calgary, Alberta, T2P 4H4,

Canada,

Total Capital International,

    2, place Jean Millier,

La Défense 6,

92400 Courbevoie,

France.

Ladies and Gentlemen:

We have acted as United States tax counsel to Total S.A., Total Capital, Total Capital Canada Ltd. and Total Capital International (together, the “Issuers”) in connection with the Registration Statement on Form F-3, filed by the Issuers under the Securities Act of 1933 (the “Act”), of an indeterminate aggregate amount of debt securities (the “Registration Statement”).

We hereby confirm to you that our opinion is as set forth under the caption “Tax Considerations—United States Federal Income Taxation” in the Prospectus included in the Registration Statement, subject to the limitations contained therein.

We hereby consent to the use of our name and the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP